Exhibit 99.1
					Education Funding Capital Trust - II

					Summary of Required Principal Distributions at 12/15/06

		Distributions to Certificates			Principal Distributions to Noteholders

					Recapture of

		Shortfall from	Normal Distribution	Required Total	Principal Distribution	Normal Distribution	Required Total	Post-Distribution

	Note Balances	Prior Periods	Amount	Distribution	from Prior Periods	Amount	Distribution	Note Balances

	at 11/30/06	on 12/15/06	on 12/15/06	on 12/15/06	on 12/15/06	on 12/15/06	on 12/15/06	at 12/15/06

	A	B	C	= B + C	D	E	F = D + E	= A - F

Senior A-1 Libor FRN	$-						$-	$-

Senior A-2 Libor FRN	$-						$-	$-

Senior A-3 Libor FRN	$228,723,269.12				$(4,582,572.40)	$14,850,338.84	$10,267,766.44	$218,455,502.68

Senior A-4 ARS	$75,000,000.00						$-	$75,000,000.00

Senior A-5 ARS	$75,000,000.00						$-	$75,000,000.00

Senior A-6 ARS	$100,000,000.00						$-	$100,000,000.00

Senior A-7 ARS	$100,000,000.00						$-	$100,000,000.00

Senior A-8 ARS	$100,000,000.00						$-	$100,000,000.00

Series B	$50,000,000.00						$-	$50,000,000.00

Certificates		$7,151,497.82	$2,170,000.00	$9,321,497.82

	$728,723,269.12	$7,151,497.82	$2,170,000.00	$9,321,497.82	$(4,582,572.40)	$14,850,338.84	$10,267,766.44	$718,455,502.68